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CHS Reports Fiscal Year 2025 Net Income of $597.9 Million

Ag and Energy Performance Driven by Evolving Market Dynamics;
Company Will Return $120 Million to Owners in 2026

ST. PAUL, MINN. (Nov. 5, 2025) - CHS Inc., a global agribusiness and the nation's leading cooperative, today reported net income of $597.9 million for the fiscal year ended Aug. 31, 2025, compared to $1.1 billion for fiscal year 2024.

Key highlights for fiscal year 2025 financial results include:
•Consolidated revenues of $35.5 billion for fiscal year 2025 compared to $39.3 billion for fiscal year 2024 with the decrease due largely to lower commodity prices.
•Despite strong volumes, Energy segment performance declined from the prior year due to reduced crude oil discounts, tighter refining margins and planned maintenance at our petroleum refinery in McPherson, Kan.
•The Ag segment performed well overall with strong volumes in crop protection and crop nutrients, but a decline from prior year is due to less favorable oilseed crush margins and global factors affecting U.S. grain export volumes and competitiveness.
•Equity method investments reported strong results, including strong performance from our investments in CF Nitrogen and Ventura Foods.

“In a year shaped by unfavorable market conditions, including international trade and tariffs, CHS delivered strong volumes across our businesses demonstrating the resilience of our operations and the cooperative system. We had a solid year and it allows us to return $120 million in cash patronage and equity redemptions to our farmer-owners and member cooperatives in fiscal year 2026, reflecting our dedication to sharing profits and empowering agriculture,” said Jay Debertin, president and CEO.

"CHS has a strategic path forward and is committed to advocating on behalf of U.S. agriculture while building even stronger supply chains in grain, agronomy and energy to serve our owners," said Debertin. “In a challenging market environment, we're focused on delivering value through operational excellence and cost management to support our growth initiatives on behalf of our owners."

Fiscal Year 2025 Business Segment Results

Energy
Pretax loss of $7.0 million in fiscal year 2025 represents a $436.1 million decrease versus the prior year and reflects:
•Significantly lower discounts on heavy Canadian crude oil due to additional export opportunities for this crude, as well as decreased refining margins due to high U.S. supply and global production of refined fuels
•Planned major maintenance at the CHS refinery in McPherson, Kan., which temporarily reduced the volume of higher-margin refined fuels products produced by CHS

Ag
Pretax earnings of $245.7 million represent a $97.0 million decrease versus the prior year and reflect:
•Decreased margins for both grain and oilseed products due to unfavorable global market dynamics
•Higher global supply of soybean and canola meal and oil, resulting in lower crush margins
•Increased volumes of crop protection and crop nutrients products as a result of favorable growing conditions
•Strong performance in our ag retail business due to strategic investments and solid operational execution

Nitrogen Production
Pretax earnings of $159.5 million represent an $8.3 million increase versus the prior year due to another strong performance by CF Nitrogen, our joint venture with CF Industries, as a result of favorable market conditions for urea.

Corporate and Other
Pretax earnings of $216.6 million represent a $41.8 million increase versus the prior year, which includes strong financial performance by our Ventura Foods joint venture.

CHS Inc. Earnings*
by Segment
(in thousands $)

	Years Ended August 31,
	2025	2024
Energy	$(7,042)	$429,053
Ag	245,660	342,677
Nitrogen Production	159,541	151,235
Corporate and Other	216,613	174,822
Income before income taxes	614,772	1,097,787
Income tax expense (benefit)	16,777	(4,872)
Net income	597,995	1,102,659
Net income attributable to noncontrolling interests	78	340
Net income attributable to CHS Inc.	$597,917	$1,102,319

*Earnings is defined as income before income taxes.

CHS Inc. (www.chsinc.com) creates connections to empower agriculture. As a leading global agribusiness and the largest farmer-owned cooperative in the United States, CHS serves customers in 65 countries and employs approximately 10,000 people worldwide. We provide critical crop inputs, market access and risk management services that help farmers feed the world. Our diversified agronomy, grains, foods and energy businesses recorded revenues of approximately $35 billion in fiscal year 2025. CHS is committed to reducing our impact on the planet, finding and developing new solutions in agriculture and energy, and investing in ways to build a better future for our owners, customers, employees and communities.

This document and other CHS Inc. publicly available documents contain, and CHS officers, directors and representatives may from time to time make, "forward-looking statements" within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as "anticipate," "intend," "plan," "goal," "seek," "believe," "project," "estimate," "expect," "strategy," "future," "likely," "may," "should," "will" and similar references to future periods. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on CHS current beliefs, expectations and assumptions regarding the future of its businesses, financial condition and results of operations, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of CHS control. CHS actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not place undue reliance on any of these forward-looking statements. Important factors that could cause CHS actual results and financial condition to differ materially from those indicated in the forward-looking statements are discussed or identified in CHS filings made with the U.S. Securities and Exchange Commission, including in the "Risk Factors" discussion in Item 1A of CHS Annual Report on Form 10-K for the fiscal year ended August 31, 2025. These factors may include changes in commodity prices; political, economic, legal and other risks of doing business globally; ongoing wars and global conflicts; global and regional factors impacting demand for CHS products; the impact of inflation; the impact of competitive business markets; any loss of members who choose to do business with other companies instead of CHS; the impact of market acceptance of alternatives to refined petroleum products; consolidation among CHS suppliers and customers; nonperformance or nonpayment by contractual counterparties; deterioration in credit quality of, or defaults by, third parties who owe CHS money; the effectiveness of CHS risk management strategies; actual or perceived quality, safety or health risks associated with CHS products; business interruptions, casualty losses and supply chain issues; the impact of epidemics, pandemics, outbreaks of disease and other adverse public health developments; the impact of workforce factors; technological improvements and sustainability initiatives that decrease demand for CHS products; advancement of artificial intelligence, including generative artificial intelligence, which introduces evolving technical, legal and opportunistic risks; security breaches or other disruptions in CHS information technology systems or assets; increased scrutiny and changing expectations with respect to environmental, social and governance practices; failures or delays in achieving strategies or expectations related to climate change or other environmental matters; CHS ability to complete, integrate and benefit from acquisitions, strategic alliances, joint ventures, divestitures and other nonordinary course-of-business events; the impact of government policies, mandates, regulations, trade agreements, domestic and foreign trade policies, including relating to tariffs, and other factors beyond CHS’s control; changes in federal income tax laws or our tax status; the impact and costs of compliance or noncompliance with applicable laws and regulations; the costs of compliance with environmental and energy laws and regulations; our ability to comply with extensive anti-corruption, anti-bribery, anti-kickback and trade laws and regulations; the impact of environmental liabilities and litigation; the impact of seasonality; the impairment of long-lived assets; CHS funding needs and financing sources; financial institutions’ and other capital sources’ policies concerning energy-related businesses; limits on CHS ability to access equity capital due to its cooperative structure; and other factors affecting our businesses generally. Any forward-looking statements made by CHS in this document are based only on information currently available to CHS and speak only as of the date on which the statement is made. CHS undertakes no obligation to update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise except as required by applicable law.